UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2023

Robinhood Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

(844) 428-5411
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2023, Robinhood Markets, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with the United States Marshal Service (the "USMS"), for and on behalf of the United States, pursuant to which the Company agreed to purchase 55,273,469 shares of the Company's Class A common stock (the "Shares") from the USMS. The transaction closed on August 31, 2023.

The sale of the Shares was approved by the United States District Court for the Southern District of New York pursuant to an interlocutory sales order (the “Order”), granted on August 28, 2023, providing for the sale of the Shares to the Company free and clear of any claims, interests, liens and encumbrances. Pursuant to the Share Purchase Agreement, the Company purchased the Shares for an aggregate purchase price of $605,694,411.59, or approximately $10.96 per share, which was determined based on the arithmetic average of the per share volume-weighted average price of the Company’s Class A common stock over each of the five consecutive trading days preceding August 13, 2023, the date on which the United States filed a motion under seal with the United States District Court for the Southern District of New York requesting the Order. The Company funded the purchase of the Shares from corporate cash available from its balance sheet.

The Company previously announced on February 8, 2023 that its Board of Directors had authorized it to pursue purchasing most or all of the Shares. As previously disclosed, the Shares were originally acquired by Emergent Fidelity Technologies, Ltd. The Shares were seized and were subsequently transferred to the custody of the United States.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement, dated as of August 30, 2023, by Robinhood Markets, Inc., as purchaser, and the United States Marshals Service, for and on behalf of the United States
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date:	August 31, 2023	By:	/s/ Jason Warnick
Name: Jason Warnick
Title: Chief Financial Officer